Fold Secures $250 Million Equity Purchase Facility Intended to Expand Bitcoin Treasury Holdings

PHOENIX, June 17, 2025 — Fold Holdings, Inc. (NASDAQ: FLD) (“Fold” or the “Company”), the first publicly traded bitcoin financial services company, today announced that it has entered into an agreement for a $250 million equity purchase facility (“Facility”), with the net proceeds primarily intended to be used to acquire additional bitcoin for Fold’s corporate treasury.

Pursuant to the Facility, the Company, in its sole discretion, has the right, but not the obligation, to issue and sell up to $250 million in newly issued shares of the Company’s common stock (“Common Stock”), subject to certain conditions, including that a registration statement covering the resale of the Common Stock be filed and declared effective by the Securities and Exchange Commission (“SEC”). The Company is not required to use the Facility and controls the timing and amount of any drawdown on the Facility, subject to certain restrictions under the Facility. The Company expects to use the net proceeds from the Facility, if any, primarily to acquire additional bitcoin for Fold’s corporate treasury.

The offers and sales of the Common Stock issuable under the Facility will be made in a private placement in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and applicable state securities laws. The Company plans to file with the SEC a registration statement relating to the resale of the Common Stock issuable under the Facility. The Company cannot draw on the Facility, and the Common Stock may not be sold nor may offers to buy be accepted, prior to the time that the registration statement covering the resale of the Common Stock is declared effective by the SEC. This press release is for informational purposes only and does not constitute an offer to sell, or the solicitation of an offer to buy, any securities.

Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC, served as the exclusive placement agent to the Company in connection with the establishment of the Facility.

About Fold

Fold (NASDAQ: FLD) is the first publicly traded bitcoin financial services company, making it easy for individuals and businesses to earn, save, and use bitcoin. With over 1,490 BTC in its treasury, Fold is at the forefront of integrating bitcoin into everyday financial experiences. Through innovative products like the Fold App, Fold Credit Card, Fold Bitcoin Gift Card, and Fold Card, the Company is building the bridge between traditional finance and the bitcoin-powered future.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding the Company’s management team’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future, including the anticipated use of proceeds from the Facility. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Additionally, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements may be identified by the use of words such as “may,” “could,” “would,” “should,” “predict,” “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include the potential benefits of the Facility and Fold’s treasury strategy. These statements are based on assumptions and on the current expectations and beliefs of Fold’s management, in light of their respective experience and their perception of historical trends, current conditions and expected future developments and their potential effect on the Company, as well as other factors they believe are appropriate under the circumstances. There can be no assurance that future developments affecting the Company will be those that it has anticipated. Many actual events and circumstances are beyond the control of Fold. These forward-looking statements are subject to a number of risks and uncertainties, including: (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) the failure to realize the anticipated benefits of Fold’s recent business combination; (iii) the effect of the consummation of the business combination on Fold’s business relationships, performance, and business generally; (iv) the ability to implement business plans and other expectations after the completion of the business combination, and identify and realize additional opportunities; (v) the risk of downturns, new entrants and a changing regulatory landscape in the highly competitive industry in which Fold operates; (vi) Fold’s inability to satisfy the conditions precedent to the use of the Facility on a timely basis, if at all; (vii) the failure of Fold’s counterparty under the Facility to perform under the Facility on a timely basis, if at all; and (viii) those factors discussed in Fold’s filings with the SEC. Should one or more of these risks or uncertainties materialize, or should any of the management’s assumptions prove incorrect, actual results may vary in material respects from those presented in these forward-looking statements. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the filings of the Company with the SEC, and in the current and periodic reports filed or furnished by the Company from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on the information available to the Company and its management team as of the date hereof, and the Company assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

For investor inquiries, please contact:

Orange Group

Samir Jain, CFA

FoldIR@orangegroupadvisors.com